Exhibit 1.1

Smith Electric Vehicles Corp.

[      ] Shares

Common Stock

($0.001 par value per Share)

UNDERWRITING AGREEMENT

[pricing date]

UNDERWRITING AGREEMENT

[pricing date]

UBS Securities LLC
Deutsche Bank Securities Inc.

Barclays Capital Inc.
  as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

Smith Electric Vehicles Corp., a Delaware corporation (the “Company”), proposes to issue and sell, and each person or entity (each, a “Selling Stockholder”) identified as a Selling Stockholder in Schedule D annexed hereto proposes to sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of [# of firm shares] shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company, of which [# of firm shares from company] Firm Shares are to be issued and sold by the Company and [# of firm shares from selling stockholder(s)] Firm Shares are to be sold by certain of the Selling Stockholders.  In addition, solely for the purpose of covering over-allotments, the Company and certain of the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Company [and such Selling Stockholders] up to an additional [# of additional shares] shares of Common Stock (the “Additional Shares”), of which up to [# of company additional shares] Additional Shares are to be issued and sold by the Company and up to [# of selling stockholder additional shares] Additional Shares are to be sold by such Selling Stockholders.  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-177876) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses relating to the Shares.  “Preliminary Prospectus,” as used herein, means the preliminary prospectus dated [                      ] [and the preliminary prospectus dated [                    ]], each in the form so furnished, and except where the context otherwise expressly requires, means the latest dated of such Preliminary Prospectuses.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the Effective Time, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Testing-the-waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-waters Communication” means any Testing-the-waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“Applicable Time,” as used herein, means [      ] [A.M/P.M.], New York City time, on [        ], 2012.

“Disclosure Package,” as used herein, means each Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and the information included on Schedule C hereto.

As used in this Agreement, “business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [        ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.

The Company, the Selling Stockholders and the Underwriters agree as follows:

1.                                       Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Selling Stockholders agree to sell, in each case severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as UBS Securities LLC (“UBS”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) may determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Company or by such Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm Shares; in each case at a purchase price of $[        ] per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company and the Selling Stockholders so indicated on Schedule D hereto, in each case severally and not jointly, hereby grant to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and such Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares.  The Over-Allotment Option may be exercised by UBS or Deutsche Bank on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company and such Selling Stockholders.  Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS and Deutsche Bank may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.  Upon any exercise of the Over-Allotment Option, the number of Additional Shares to be purchased from the Company and the number of Additional Shares to be purchased from each Selling Stockholder shall be determined as set forth in Schedule D annexed hereto, subject, in each case, to such adjustment as UBS and Deutsche Bank may determine solely to eliminate fractional shares.

Pursuant to powers of attorney (the “Powers of Attorney”) (which Powers of Attorney shall be reasonably satisfactory to UBS and Deutsche Bank) granted by Tanfield Group Plc to Harvey R. Sorenson, who shall act as representative of Tanfield Group Plc (the “Tanfield Representative”), and by each other Selling Stockholder to Bryan Hansel and Paul Geist, who shall act as representatives of Storm Finance Group Incorporated, Bryan Hansel, Robin Mackie, Jacques Schira, Kevin Neal, Paul Geist and Doug Fleming (the “Management Representatives”).  Each of the foregoing representatives (collectively, the “Representatives of the Selling Stockholders) is authorized, on behalf of each Selling Stockholder appointing such Representative of the Selling Stockholders, among other things, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to such Selling Stockholder, to receive notices on behalf of such Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2.                                       Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company and each Selling Stockholder by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on [closing date] (unless another time shall be agreed to by you and the Company, the Tanfield Representative and any Management Representative, or unless postponed in accordance with the provisions of Section 11 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Sidley Austin LLP at 1001 Page Mill

Road, Building One, Palo Alto, CA 94304, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time, the time of purchase and each additional time of purchase, if any, and agrees with each of the Underwriters, that:

(a)                                  the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)                                 the Registration Statement complied, when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act); as of the date of each Preliminary Prospectus and at the time each Preliminary Prospectus was filed with the Commission, such Preliminary Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Disclosure Package did not and will not, as of the Applicable Time, the time of purchase and each additional time of purchase, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus and any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the time of purchase or each additional time of purchase, if any, complied or will comply in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper) included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package

or the Prospectus in reliance upon and in conformity with information concerning (i) an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company or (ii) any Selling Stockholder and furnished in writing by or on behalf of such Selling Stockholder to the Company, in each case ((i) and (ii)), expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses, the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [•] is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d)                                 The Company (A) has not engaged in any Testing-the-waters Communication and (B) has not authorized anyone to engage in Testing-the-waters Communications.

(e)                                  From the time of the initial filing of the Registration Statement with the Commission until April 5, 2012, the Company has met the requirements of an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth

Company”), and from April 5, 2012 through the date hereof, the Company has been and is an Emerging Growth Company.

(f)                                    as of the date on which such information is given, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization,” “Description of Capital Stock — General,” “Description of Capital Stock — Common Stock” and “Description of Capital Stock — Preferred Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization,” “Description of Capital Stock — General,” “Description of Capital Stock — Common Stock” and “Description of Capital Stock — Preferred Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants and conversion of debt securities disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, the Company’s redemption of its 10% Series A secured convertible debentures (the “Series A Debentures”), as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; prior to the time of purchase, all outstanding shares of Series B Convertible Preferred Stock, par value $0.001 per share, Series C Convertible Preferred Stock, par value $0.001 per share, and Series D Convertible Preferred Stock, par value $0.001 per share, of the Company shall convert into shares of Common Stock in the manner described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and the Fifth Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Delaware General Corporation Law and shall become effective and in full force and effect at or before the time of purchase; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market (the “NASDAQ”);

(g)                                 the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares to be sold by it pursuant hereto as contemplated herein, except where the failure to be in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiary (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the shares of Common Stock from being accepted for listing on, or result in the delisting of shares of Common Stock from, NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(h)                                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)                                     the Company has no subsidiaries (as defined under the Act) other than Smith Electric Vehicles Europe Ltd. (the “Subsidiary”); the Company owns all of the issued and outstanding capital stock of the Subsidiary; other than the capital stock of the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws (or similar organizational documents) of the Company and the Subsidiary and all amendments thereto have been made available to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; the Subsidiary has been duly incorporated and, except as set forth in Schedule 3(i), is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims other than the security interests granted to (i) the holders of the senior secured promissory notes entered into between July 16, 2012 and August 31, 2012 (the “Bridge Notes”) under the Security Agreement, dated as of August 14, 2012, by and among the Company and the holders of the Bridge Notes (the “Bridge Notes Security Agreement”); and (ii) the holders of the Series A Debentures under the Security Agreement, dated March 23, 2009, by and among the Company and the holders of the Series A Debentures (the “Series A Security Agreement”); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding; the Company has no

“significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the Subsidiary;

(j)                                     the Shares to be sold by the Company pursuant hereto will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party; the Shares to be sold by the Selling Stockholders pursuant hereto are free of statutory preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(k)                                  after giving effect to the filing of the Fifth Amended and Restated Certificate of Incorporation, the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the Shares are in due and proper form;

(l)                                     this Agreement has been duly authorized, executed and delivered by the Company;

(m)                               neither the Company nor the Subsidiary is (A) in violation of its charter or bylaws (or similar organizational documents) or (B) in breach, violation or default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule applicable to the Company or the Subsidiary, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ) applicable to the Company or the Subsidiary, or (E) in violation of any decree, judgment or order of any court, arbitrator or governmental or regulatory authority applicable to it or any of its properties; except with respect to (B), (C), (D) and (E) above for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)                                 the execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company pursuant hereto, and the consummation by the Company of the transactions contemplated hereby will not (A) after giving effect to the filing of the Company’s Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, conflict with or result in a violation of (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or the Subsidiary pursuant to) the charter or bylaws (or similar organizational documents) of the Company or the Subsidiary, or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound, or (C) violate any federal, state, local or foreign law, regulation or rule applicable to the Company or the Subsidiary, or (D) violate any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ) applicable to the Company or the Subsidiary, or (E) violate any decree, judgment or order of any court, arbitrator or governmental or regulatory authority applicable to the Company or the Subsidiary or any of their respective properties; except with respect to (B), (C), (D) and (E) above for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)                                 no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares to be sold by the Company pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under NASDAQ rules or Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or notices required by NASDAQ in the ordinary course of the offering of the Shares, (v) filings with the Commission pursuant to Rule 424(b) under the Act, (vi) the filing of the Company’s Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, or (vii) those which already have been obtained;

(p)                                 except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company (other than the right of first refusal provided under Section 4 of the Company’s Second Amended and Restated Investor Rights Agreement, dated January 30, 2012, which right of first refusal is inapplicable to and expires upon the Company’s initial public offering) and (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no Person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, which right has not been validly waived;

(q)                                 except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses; and (ii) neither the Company nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval from any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r)                                    except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or the Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or the Subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s)                                  Deloitte & Touche LLP and Deloitte LLP, whose reports on the consolidated and combined financial statements of the Company and the Subsidiary are in the Registration Statement, the Disclosure Package and the Prospectus, are

independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(t)                                    the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the combined or consolidated, as applicable, financial position of the Company and the Subsidiary as of the dates indicated and the combined or consolidated, as applicable, results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiary for the periods specified, comply in all material respects with the requirements of the Act (except as waived by the Staff of the SEC in a letter dated July 6, 2011) and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement,  the Disclosure Package or the Prospectus that are not included as required; the Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(u)                                 except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each stock option granted under any stock option plan of the Company or the Subsidiary, as applicable (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or the Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles;

(v)                                 subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as disclosed in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company and the Subsidiary taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiary, which is material to the Company and the Subsidiary taken as a whole, (iv) any change in the capital stock or material increase in outstanding indebtedness of the Company or the Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary;

(w)                               the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”) in a form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), (ii) each Selling Stockholder and (iii) such other Persons as are indicated on Exhibit A-1 hereto, which contains a list of all holders of the Company’s Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and additional time of purchase, as the case may be;

(x)                                   the Company is not, and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof to the Company, as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y)                                 the Company and the Subsidiary have good and marketable title to all real property and personal property (excluding Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiary, as applicable, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) exist pursuant to the Bridge Notes Security Agreement or the Series A Security Agreement; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or the Subsidiary is held thereby under valid, subsisting and enforceable leases or (iv) exist pursuant to the Loan and Security Agreement, dated July 24, 2012 between the Company and Bronx Overall Economic Development Corporation;

(z)                                   except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Subsidiary own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus, to the extent a description thereof appears therein, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus (including the commercialization of products or services described in the Registration Statement, the Disclosure Package and the Prospectus as under development) (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property owned by the Company or the Subsidiary (“Owned Company Intellectual Property”), except for, and to the extent of, the license rights of  third parties to which the Company has granted licenses pursuant to written license agreements in the ordinary course of business; (ii) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property licensed by the Company or the Subsidiary (such licensed Intellectual Property, together with the Owned Company Intellectual Property, the “Company Intellectual Property”), except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus disclose is licensed to the Company or the Subsidiary; (iii) to the Company’s knowledge, there is no infringement by third parties of any Company Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Disclosure Package and the Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) the Company and the Subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiary, and all such agreements are in full force and effect, except where any noncompliance or failure of an agreement to be in full force and effect would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect; and (viii) the Company does not own any patents or patent applications;

(aa)                            neither the Company nor the Subsidiary is engaged in any unfair labor practice; except for matters disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or the Subsidiary, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiary and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or the Subsidiary;

(bb)                          the Company and the Subsidiary and their respective properties, assets and operations are in compliance with, and the Company and the Subsidiary hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to costs or liabilities to the Company or the Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiary with, Environmental Laws; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Subsidiary (i) is the subject of any investigation, (ii) has received any written notice or claim, (iii) is a party to, or owns or leases any real property that is the subject of, any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health or safety (with respect to health or safety, to the extent relating to exposure to Hazardous Materials), or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(cc)                            in the ordinary course of their business, the Company and the Subsidiary conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for compliance with the Environmental Laws or any permit, license or approval issued under any Environmental Law and any related constraints on operating activities);

(dd)                          all tax returns required to be filed by the Company or the Subsidiary have been timely filed, subject to permitted extensions, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ee)                            the Company and the Subsidiary maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor the Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ff)                                except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, in each case, that is filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(gg)                          the Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh)                          the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiary, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the

Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiary and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(ii)                                  each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus, has been made or reaffirmed with a reasonable basis and in good faith;

(jj)                                  all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(kk)                            none of the Company, the Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case, in contravention of the FCPA; the Company and the Subsidiary have conducted their businesses in compliance with the FCPA and the Company, has instituted and maintains policies designed to ensure continued compliance therewith;

(ll)                                  the operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”) (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm)                      none of the Company, the Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or the Subsidiary is an individual or entity (“Person”) currently the subject of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(nn)                          the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(oo)                          the issuance and sale of the Shares to be sold by the Company and the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(pp)                          except pursuant to this Agreement, neither the Company nor the Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(qq)                          neither the Company nor the Subsidiary nor any of their respective directors, officers, affiliates or controlling Persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(rr)                                to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

In addition, the certificate referenced in Section 9(i), when executed and delivered by the Company to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                                       Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to each of the Underwriters as of the date hereof, the Applicable time, the time of purchase and each additional time of purchase, if any, and agrees with each of the Underwriters that:

(a)                                  the Registration Statement, as it relates to the Selling Stockholder, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package did not and will not, as of the Applicable Time, the time of purchase and each additional time of purchase, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 4(a) are limited to statements or omissions of material fact made in reliance upon, and in conformity with, information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(b)                                 such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act),

or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus;

(c)                                  neither the execution, delivery and performance of this Agreement, the stock custody agreement (the “Custody Agreement”), dated [              ], among the Company, Broadridge Corporate Issuer Solutions, Inc., as custodian (“Custodian”), and such Selling Stockholder, the Power of Attorney to which such Selling Stockholder is a party, the Lock-Up Agreement signed by such Selling Stockholder, nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with or result in (i) if such Selling Stockholder is not an individual, any violation of the charter or bylaws or other organizational instruments of such Selling Stockholder, (ii) any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, other than (i) the Second Amended and Restated Voting and Drag-Along Agreement and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated January 31, 2012, among the Company and the stockholders party thereto (which agreements shall terminate at or immediately prior to the time of purchase), (ii) restrictions under any Restricted Stock Agreement or Stock Option Agreement to which such Selling Stockholder is a party, (iii) the violation of any federal, state, local or foreign law, regulation or rule applicable to such Selling Stockholder, (iv) the violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ) applicable to such Selling Stockholder, or (v) the violation of any decree, judgment or order applicable to such Selling Stockholder or any of its properties, except with respect to (ii), (iii), (iv) and (v), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to impair in any material respect such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney;

(d)                                 no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby or by the Custody Agreement or Power of Attorney to which such Selling Stockholder is a party other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA or (iv) those which already have been obtained;

(e)                                  neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)                                    there are no affiliations or associations between any member of FINRA and such Selling Stockholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; none of the proceeds received by such Selling Stockholder from the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or Person “associated with,” as such terms are used in the Bylaws of FINRA) such member;

(g)                                 (i) such Selling Stockholder (except Paul R. Geist, Douglas W. Fleming, Kevin Neal and Jacques D. Schira) now is and, such Selling Stockholder at the time of delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and (ii) such Selling Stockholder (except Paul R. Geist, Douglas W. Fleming, Kevin Neal and Jacques D. Schira) has and, such Selling Stockholder at the time of delivery of such Shares, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(h)                                 the Shares to be sold by the Selling Stockholders pursuant hereto are free of contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(i)                                     such Selling Stockholder (except Paul R. Geist, Douglas W. Fleming, Kevin Neal and Jacques D. Schira) has and, such Selling Stockholder at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and a Custody Agreement and to execute a Power of Attorney and the Lock-Up Agreement, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein;

(j)                                     this Agreement and the Custody Agreement and the Power of Attorney to which such Selling Stockholder is a party have each been duly executed and delivered by (or, in the case of this Agreement, on behalf of) such Selling Stockholder; each of the Custody Agreement and the Power of Attorney is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(k)                                  such Selling Stockholder has duly and irrevocably authorized each of the Representatives of the Selling Stockholders (whether acting alone or together) appointed by such Selling Stockholder, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement and receive payment therefor pursuant hereto;

(l)                                     the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(m)                               at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with; and

(n)                                 pursuant to the Custody Agreement to which such Selling Stockholder is a party, certificates in negotiable form (except with respect to the certificates of Paul R. Geist and Douglas W. Fleming, each of whom holds restricted shares that will not be negotiable until the closing of the initial public offering) or an exercise notice (for each Selling Stockholder holding stock options) for the Shares to be sold by such Selling Stockholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement; such Selling Stockholder agrees that (i) such Shares represented by such certificates are for the benefit of, and coupled with and subject to the interest of, the Custodian, the Representatives of the Selling Stockholders appointed by such Selling Stockholder, the Underwriters and the Company, (ii) the arrangements made by such Selling Stockholder for custody and for the appointment of the Custodian and the Representatives of the Selling Stockholders by such Selling Stockholder are irrevocable, and (iii) the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Stockholder (or, if such Selling Stockholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Stockholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney to which such Selling Stockholder is a party, the Custody Agreement to which such Selling Stockholder is a party and this Agreement, and actions taken by the Custodian and the Representatives of the Selling Stockholders pursuant to such Power or Attorney or such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian or the Representatives of the Selling Stockholders, or either of them, shall have received notice thereof.

In addition, any certificate signed by any Selling Stockholder (or, with respect to any Selling Stockholder that is not an individual, any officer of such Selling Stockholder or of any of such Selling Stockholder’s subsidiaries) or by any Representative of the Selling Stockholders appointed by such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5.                                       Certain Covenants of the Company.  The Company hereby agrees:

(a)                                  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)                                 The Company will promptly notify UBS and Deutsche Bank if the Company ceases to be an Emerging Growth Company at any time prior to the later of

(i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(m).

(e)                                  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f)                                    subject to Section 5(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(g)                                 to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event requires the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h)                                 to make generally available to its security holders, and to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than

18 months following the effective date of the Registration Statement (as defined in Rule 158(c) under the Act);

(i)                                     to furnish to you one copy for each of UBS, Deutsche Bank and Barclays Capital Inc. and one copy for underwriters’ counsel, copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)                                     to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiary which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(d) hereof (it being understood and agreed that the Company’s obligations under this paragraph will be deemed satisfied if such unaudited interim consolidated financial statements are included within a Company filing with the Commission);

(k)                                  to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(l)                                     to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(m)                               beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS and Deutsche Bank, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (other than any registration statement on Form S-8 filed to register securities issuable upon the exercise of options granted by the Company in connection with the Company’s existing equity incentive plans disclosed in the Registration Statement, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common

Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants, or the conversion of debt securities or preferred stock, disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of the Lock-Up Agreement, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto) and (D) the issuance by the Company of shares of Common Stock in connection with a joint venture with Wanxiang Group, J3M Empreendimentos e Participacoes Ltda., an entity located in Colombia with which the Company has engaged in discussions regarding a potential joint venture prior to the date hereof, or any of their respective affiliates, so long as the aggregate price of the shares of Common Stock issued pursuant to this clause (D) shall not exceed $25,000,000, in each case at a price per share of not less than the greater of (i) [IPO PUBLIC OFFERING PRICE], and (ii) the market price prevailing at the time of such sale, and further provided that the recipient of such shares agrees in writing with UBS and Deutsche Bank to be bound by the terms of the Lock-Up Agreement attached as Exhibit A hereto; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(m) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(n)                                 if UBS and Deutsche Bank in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 3(w) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver prior to 12:00 p.m., Kansas City time, on the second Business Day before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 hereto through a major news service at least two Business Days before the effective date of the release or waiver;

(o)                                 prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or the Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or the Subsidiary, or the offering of the Shares, without your prior consent;

(p)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(q)                                 not to, and to cause the Subsidiary not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(r)                                    to use its best efforts to cause the Common Stock, including the Shares, to be listed, and use its commercially reasonable efforts to maintain such listing, on NASDAQ;

(s)                                  to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(t)                                    to cause the Subsidiary to file its audited accounts for its fiscal year 2011 with the appropriate U.K. authorities promptly following the time of sale.

6.                                       Certain Covenants of the Selling Stockholders.  Each Selling Stockholder hereby agrees:

(a)                                  not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b)                                 not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)                                  to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder;

(d)                                 to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in information in the Registration Statement, the Disclosure Package and the Prospectus relating to such Selling Stockholder; and

(e)                                  prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Power of Attorney, Custody Agreement and an agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto.

7.                                       Covenant to Pay Costs.  The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees not to exceed $25,000 and filing fees relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company and such Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by such Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company’s and such Selling Stockholder’s other obligations hereunder.

8.                                       Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters that are not in default hereunder for all of the out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred by them.

Except as expressly provided in this Section, Section 7 or Section 12, the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel.

Notwithstanding anything herein to the contrary, the provisions of this Agreement shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of expenses among themselves.

9.                                       Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and each Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the

Company and each Selling Stockholder of its obligations hereunder which are required to have been performed prior to such time and to the following additional conditions precedent:

(a)                                  The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, opinions of Covington & Burling LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, [and in form and substance satisfactory to UBS and Deutsche Bank,] in the forms set forth in Exhibit B and Exhibit C hereto.

(b)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Robert W. Schuller, Vice President and General Counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, [and in form and substance satisfactory to UBS and Deutsche Bank,] in the form set forth in Exhibit D hereto.

(c)                                  The Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Husch Blackwell LLP, an opinion of Ward Hadaway, an opinion of Foulston Siefkin LLP, an opinion of Mourant Ozannes and an opinion of Nixon Peabody LLP, counsels for the various Selling Stockholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to UBS and Deutsche Bank, in the forms set forth in Exhibits E-1, E-2, E-3, E-4 and E-5, respectively, hereto.

(d)                                 You shall have received (i) from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to UBS and Deutsche Bank, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) from Deloitte LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to UBS and Deutsche Bank, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(e)                                  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS and Deutsche Bank.

(f)                                    No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.

(g)                                 The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h)                                 Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)                                     The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(j)                                     The Selling Stockholders will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by a Representative of the Selling Stockholders, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(k)                                  You shall have received each of the signed Lock-Up Agreements referred to in Section 3(w) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(l)                                     The Company and each Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m)                               The Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(n)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(o)                                 Each Selling Stockholder shall have delivered to you a duly executed Power of Attorney and a duly executed Custody Agreement, in each case in form and substance reasonably satisfactory to UBS and Deutsche Bank.

10.                                 Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Deutsche Bank, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, the effect of which change or development is, in the sole judgment of UBS and Deutsche Bank, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred:  (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS and Deutsche Bank, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If UBS and Deutsche Bank elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling

Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or any Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11.                                 Increase in Underwriters’ Commitments.  Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Stockholder each agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or any Selling Stockholder.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.                                 Indemnity and Contribution.

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, any Prospectus (the terms Disclosure Package and Prospectus for the purpose of this Section 12 being deemed to include any amendments or supplements to the Preliminary Prospectus and the Prospectus, as applicable), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, and any Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such loss, damage, expense, liability or claim arises out of or is based upon information relating to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or any amendment thereto, or (ii) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package or any Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent such loss, damage, expense, liability or claim arises out of or is based upon information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Disclosure Package or any Prospectus; provided, however, that no Selling Stockholder shall be responsible pursuant to this Section 12, for losses, damages, expenses, liabilities or claims for an amount in excess of the aggregate net proceeds (after deducting underwriting commissions and discounts but before deducting expenses) applicable to the Shares sold by such Selling Stockholder to the Underwriters pursuant hereto.

(c)                                  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any Person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, such Selling Stockholder or any such Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d)                                 If any action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “indemnified party”) in respect of which indemnity may be sought against the Company, a Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b) of this Section 12; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise except to the extent the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying party is a Selling Stockholder, by such Selling Stockholder or by a Representative of the Selling Stockholders appointed by such Selling Stockholder) in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying party is a Selling Stockholder, without the written consent of either such Selling Stockholder or a

Representative of the Selling Stockholders appointed by such Selling Stockholder) but, if settled with its written consent (or, in the case such indemnifying party is a Selling Stockholder, with the written consent of such Selling Stockholder or of a Representative of the Selling Stockholders appointed by such Selling Stockholder), such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party (or, where such indemnifying party is a Selling Stockholder, requested such Selling Stockholder or any Representative of the Selling Stockholders appointed by such Selling Stockholder) to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party (or, where such indemnifying party is a Selling Stockholder, receipt by such Selling Stockholder or by any Representative of the Selling Stockholders appointed by such Selling Stockholder) of the aforesaid request for reimbursement, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party (or, where such indemnifying party is a Selling Stockholder, given such Selling Stockholder or any Representative of the Selling Stockholders appointed by such Selling Stockholder) at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party (or, where such indemnified party is a Selling Stockholder, the prior written consent of such Selling Stockholder or of any Representative of the Selling Stockholders appointed by such Selling Stockholder), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)                                  If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)                                    The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.  Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.  The Selling Stockholders’ obligations to contribute as provided in this Section 12 are several in proportion to the net proceeds received by them, respectively, from the sale of Shares under this Agreement and not joint.

(g)                                 The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their respective partners, directors, officers or members or any Person (including each partner, officer, director or member of such Person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholders, their respective directors or officers or any Person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto and the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto.  The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or a Selling Stockholder, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

13.                                 Information Furnished by the Underwriters.  The statement set forth in the last paragraph on the cover page of the Prospectus, the statement set forth in the second sentence of the first paragraph under the caption “Underwriting—Commissions and Discounts” in the Prospectus, and the statements in the first paragraph under the caption “Underwriting—Price Stabilization, Short Positions” in the Prospectus, only insofar as such statements relate to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.

14.                                 Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, (a) if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention:  Syndicate / Michael Ryan (facsimile: (212) 713-3371) and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets — Syndicate Desk (facsimile:  (212) 797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel (facsimile:  (212) 797-4564), in each case with a copy to Sidley Austin LLP, 1001 Page Mill Road, Building 1, Palo Alto, California 94304, attention Justin L. Bastian (facsimile:  (650) 565-7100); (b) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 12200 NW Ambassador Drive, Suite 326, Kansas City, MO 64143 (facsimile:  (816) 464-0510), Attention:  Paul Geist, Chief Financial Officer, with a copy to Covington & Burling LLP, 1201 Pennsylvania Avenue, NW, Washington, DC 20004, attention W. Andrew Jack (facsimile:  (202) 778-5232); and (c) if to Tanfield Group Plc, shall be sufficient in all respects if delivered or sent to any Tanfield Representative at [        ] (facsimile:  [        ]), Attention:  [        ], or if to any other any Selling Stockholder, shall be sufficient in all respects if delivered or sent to any Management Representative at [        ] (facsimile:  [        ]), Attention:  [        ].

15.                                 Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws provisions thereof that would refer resolution of any Claim to the substantive laws of another jurisdiction.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.                                 Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and the

Selling Stockholders each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder (on its behalf and, in the case such Selling Stockholder is not an individual, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each Underwriter, the Company and the Selling Stockholder each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each Underwriter, the Company and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

17.                                 Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and to the extent provided in Section 12 hereof the controlling Persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.                                 No Fiduciary Relationship.  The Company and the Selling Stockholders each hereby acknowledges that the Underwriters are acting solely as underwriters, in connection with the purchase and sale of the Company’s securities.  The Company and the Selling Stockholders each further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Stockholder, their respective management, stockholders or creditors or any other Person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirms their understanding and agreement to that effect.  The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder.  The Company, the Selling Stockholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or the Selling Stockholders, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters).  The Company and the Selling Stockholders each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19.                                 Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20.                                 Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s, and any of the Underwriters’ respective businesses and/or assets.

21.                                 Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

SMITH ELECTRIC VEHICLES CORP.

By:
Name:
Title:

TANFIELD GROUP PLC

By: Harvey R. Sorenson, Attorney-in-Fact

By:
Name:
Title:

THE SELLING STOCKHOLDERS LISTED ON SCHEDULE D HERETO, EXCLUDING TANFIELD GROUP PLC

By: Paul Geist, Attorney-in-Fact

By:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	[ ]
DEUTSCHE BANK SECURITIES INC.	[ ]
BARCLAYS CAPITAL INC.	[ ]
CRT CAPITAL GROUP LLC	[ ]

Total	[ ]